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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-41016 of Berthel Growth Trust II of our reports dated September 13, 2000 related to Berthel Growth Trust II and April 24, 2000 related to Berthel Fisher & Company Planning, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Independent Public Accountant" and "Experts" in such Prospectus.



/s/ Deloitte & Touche, LLP

Cedar Rapids, Iowa
December 18, 2000